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                                                                    EXHIBIT 23.2



            CONSENT OF MCGLADREY & PULLEN, LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the AMCORE Financial, Inc. 1994 Stock Option Plan for Non-Employee Directors, of our report, dated as of January 23, 1995, with respect to the consolidated financial statements and schedules of AMCORE Financial, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission.

                                   McGLADREY & PULLEN, LLP


Rockford, Illinois
September 25, 1995